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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and the use of our report dated March 17, 2000 relating to the historical consolidated financial statements of Visionics Corporation and Subsidiary for the years ended December 31, 1999 and 1998 included in Registration Statement No. 333-XXXX on Form S-4 for the registration of the Common Stock of Digital Biometrics, Inc.



                                      M.R. Weiser & Co. LLP


New York, New York
December 5, 2000